OneAg Business of Trimble Inc.

Combined Financial Statements as of and for the year ended December 29, 2023, and Independent Auditor’s Report

OneAg Business of Trimble Inc.
Index to Combined Financial Statements

Combined Financial Statements
Independent Auditor’s Report	3
Combined Balance Sheet	5
Combined Statement of Income	6
Combined Statement of Comprehensive Income	7
Combined Statement of Equity	8
Combined Statement of Cash Flows	9
Notes to Combined Financial Statements	10

Report of Independent Auditors
To the Board of Directors of Trimble Inc.
Opinion on the Financial Statements
We have audited the combined financial statements of the OneAg Business of Trimble Inc, which comprise the combined balance sheet as of December 29, 2023 and the related combined statements of income, comprehensive income, equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 29, 2023 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Ernst & Young LLP
San Jose, California
March 10, 2024

OneAg Business of Trimble Inc.
Combined Balance Sheet

As of the End of Year	2023
(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$9.1
Accounts receivable, net	91.1
Inventories	93.2
Other current assets	6.9
Total current assets	200.3
Property and equipment, net	19.8
Goodwill	166.4
Other purchased intangible assets, net	18.8
Deferred income tax assets	110.2
Other non-current assets	6.5
Total assets	$522.0
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12.7
Related party notes payable	66.7
Accrued compensation and benefits	9.1
Deferred revenue	14.3
Other current liabilities	12.1
Total current liabilities	114.9
Related party notes payable, non-current	11.2
Deferred revenue, non-current	8.2
Deferred income tax liabilities	18.4
Other non-current liabilities	20.7
Total liabilities	173.4
Commitments and contingencies (Note 6)
Equity:
Net parent investment	342.0
Accumulated other comprehensive income	6.6
Total equity	348.6
Total liabilities and equity	$522.0

See accompanying Notes to the Combined Financial Statements.

OneAg Business of Trimble Inc.
Combined Statement of Income

For the Year Ended December 29, 2023
(In millions)
Revenue:
Product	$491.9
Subscription and services	23.7
Total revenue	515.6
Cost of sales:
Product	208.4
Subscription and services	8.3
Amortization of purchased intangibles	3.2
Total cost of sales	219.9
Gross margin	295.7
Operating expenses:
Research and development	71.4
Sales and marketing	53.5
General and administrative	48.2
Amortization of purchased intangibles	2.7
Total operating expense	175.8
Operating income	119.9
Non-operating income:
Related party interest expense, net	(2.8)
Other income, net	0.7
Total non-operating expense	(2.1)
Income before taxes	117.8
Income tax provision	(21.0)
Net income	$96.8

See accompanying Notes to the Combined Financial Statements.

OneAg Business of Trimble Inc.
Combined Statement of Comprehensive Income

For the Year Ended December 29, 2023
(In millions)
Net income	$96.8
Other comprehensive income, net of tax
Foreign currency translation and other	4.1
Comprehensive income	$100.9

See accompanying Notes to the Combined Financial Statements.

OneAg Business of Trimble Inc.
Combined Statement of Equity

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Equity
(In millions)
Balance at the end of 2022	$312.8	$2.5	$315.3
Net income	96.8	-	96.8
Other comprehensive income	-	4.1	4.1
Comprehensive income	-	-	100.9
Transfers to Parent	(67.6)	-	(67.6)
Balance at the end of 2023	$342.0	$6.6	$348.6

See accompanying Notes to the Combined Financial Statements

OneAg Business of Trimble Inc.
Combined Statement of Cash Flows

For the Year Ended December 29, 2023
(In millions)
Cash flow from operating activities:
Net income	$96.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9.6
Deferred income taxes	(15.6)
Stock-based compensation	9.3
Other, net	7.7
(Increase) decrease in assets:
Accounts receivable, net	1.2
Inventories	1.8
Other current and non-current assets	(4.0)
Increase (decrease) in liabilities:
Accounts payable	(9.7)
Deferred revenue	(1.9)
Other current and non-current liabilities	(5.1)
Net cash provided by operating activities	90.1
Cash flow from investing activities:
Purchases of property and equipment	(2.3)
Other, net	3.0
Net cash provided by investing activities	0.7
Cash flow from financing activities:
Payments on related party notes payable	(14.0)
Proceeds from related party notes payable	4.4
Other	(0.5)
Net transfers to Parent	(76.9)
Net cash used in financing activities	(87.0)
Effect of exchange rate changes on cash and cash equivalents	0.6
Net increase in cash and cash equivalents	4.4
Cash and cash equivalents - beginning of period	4.7
Cash and cash equivalents - end of period	$9.1
Supplemental disclosures:
Income taxes paid	$3.7
Cash paid for interest	$4.5

See accompanying Notes to the Combined Financial Statements

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

1.Description of the Business

OneAg (the “Business” or the “Company”), a business of Trimble Inc. (“Trimble” or “Parent”), is comprised of a comprehensive suite of precision agriculture products and services, ranging from autonomous steering systems to data-driven software solutions, to help farmers optimize crop yield, profitability, and environmental sustainability. Technology developed by the Company covers every aspect of the farming cycle, from land preparation to harvesting, and includes specialized services for improving positional accuracy in the field, including Global Navigation Satellite Systems (“GNSS”) and Guidance products. Multiple distribution approaches are utilized to access the mixed fleet agricultural market including independent dealers and direct selling to enterprise accounts through a vertically integrated distributor, Spektra Agri S.R.L. The Business competes in the market on the basis of performance, ease of use, expertise, and price, among other factors. Revenue is generated primarily through the sale of hardware and related perpetual software, and to a lesser extent, maintenance and support, professional services, and subscriptions.

2.Basis of Presentation

Throughout the period covered by the accompanying financial statements of the Business (“Combined Financial Statements”), the Business operated as part of Trimble, and separate financial statements have not historically been prepared for the Business. The accompanying Combined Financial Statements have been prepared on a carve-out basis from Trimble’s historical accounting records. The Combined Financial Statements represent the historical financial position, results of operations, and cash flows of the Business as defined above and are presented on a stand-alone basis as if the operations had been conducted independently from Trimble for the year-end period presented. The Combined Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Business is composed of certain wholly-owned legal entities of Trimble and certain components of other legal entities in which the Business operates in conjunction with other Trimble businesses. For shared entities in which discrete financial information is not available, allocation methodologies were applied to certain accounts in the Combined Statement of Income to reflect the Company’s total cost of doing business. Equity, which includes Net parent investment and Accumulated other comprehensive income in these operations, is shown in lieu of Stockholders’ Equity in the Combined Financial Statements and represents the Parent’s net investment in the Business.

For the purposes of the Combined Financial Statements, the Business has been defined as the assets, liabilities, revenue, and expenses that are specifically identifiable or directly attributable to the Business and its operations including: distinct manufacturing facilities and the associated costs of those facilities; transportation vehicles and their costs; inventories (raw material, in-process, and finished goods); the dedicated workforce (facilities employees and sales force); customer relationships specific to the Business and the receivables and revenues associated with those sales; direct vendor relationships and associated payables and costs; and intellectual property specific to the Business (brands and trademarks) and the cost to maintain that intellectual property. The basis of the assets and liabilities attributable to the Business is historical cost.

Trimble uses a centralized approach to cash management and financing, which consists of concentration and sweep accounts in the United States for most of its operations. Legal entities with international operations have their own bank accounts. No centrally managed amounts of cash, cash equivalents, external debt, or related interest expense of the Parent have been allocated or attributed to the Business in the Combined Financial Statements. Transactions between Trimble and the Business resulting from centralized cash management arrangements are accounted for and deemed to have been settled immediately through Net parent investment. The cash balance presented in the Combined Balance Sheet relates to cash and cash equivalents of dedicated legal entities that do not participate in the centralized cash management arrangement noted above.

The Combined Financial Statements include allocations of corporate expenses of the Parent. Allocations include expenses related to legal, business development, insurance, human resources, corporate audit, treasury, and various other Trimble corporate functions. These expenses have been allocated to the Business based on direct usage or benefit where specifically identifiable, and those costs not specifically identifiable have been allocated using an approach related to the nature of the item (percentage of

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

revenues, cost of sales, headcount, and other allocation methods). Management believes the assumptions underlying the allocation methodologies are reasonable and consistently applied in the period presented. See Note 8 Related Party Transactions for further discussion. In addition to Trimble’s corporate overhead costs, charges such as compensation and benefits for employees of the Business further described in Note 10, Employee Stock Benefit Plans, were included within the Combined Financial Statements based on either specific identification of direct expenses or an allocation using a percentage of revenue.

Management believes the allocation of expenses reflects the total cost of doing business for the Company. However, the allocations may not be indicative of the actual expenses that would have been incurred had the Business operated as a stand-alone company. Actual costs that would have been incurred would depend on multiple factors, including organizational structure and strategic decisions made in various areas, such as the division of shared services in legal, finance, human resources, information systems, supply chain, tax, treasury / capital deployment, and marketing, among others. Accordingly, the Combined Financial Statements included herein may not be indicative of the financial position, results of operations, and cash flows of the Business in the future or if the Business had been a separate, stand-alone entity during the period presented.

The Business uses a 52- or 53-week fiscal year ending on the Friday nearest to December 31. Fiscal 2023 was a 52-week year ending on December 29, 2023.

3.Significant Accounting Policies

Basis of Combination

The Combined Financial Statements have been prepared on a stand-alone basis and include the results of certain wholly-owned legal entities of Trimble and certain operations of other legal entities in which the Business operates in conjunction with other Trimble businesses, as well as corporate allocations.

Intercompany Eliminations

In preparing the Combined Financial Statements, all significant intercompany accounts and transactions within the Business have been eliminated. Intercompany transactions with the Parent are deemed to have been settled in the period incurred through Net parent investment, with the exception of two intercompany loans between the Parent and the dedicated legal entities of the Business. These loans are supported by formal written agreements, bear interest, and are recognized on the Combined Balance Sheet as Related party notes payable and Related party notes payable, non-current.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires the Business to make estimates and assumptions that affect the amounts reported in the Combined Financial Statements and accompanying notes. Estimates and assumptions are used for revenue recognition, including, but not limited to, determining the nature and timing of satisfaction of performance obligations and determining standalone selling price (“SSP”) of performance obligations, determining the allocation of expenses to the Business, sales returns reserve, inventory valuation, warranty costs, the valuation of acquired intangibles, goodwill and intangible asset impairment analysis, stock-based compensation, income taxes, valuation of long-lived assets, and associated estimated useful lives. Estimates are based on historical experience and various other assumptions the Business believes to be reasonable. Actual results may differ materially from estimates.

Revenue Recognition

Significant Judgments

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration that the Business expects to receive in exchange for those products or services. Revenue is recognized net of allowance for returns and any taxes collected from customers. The Business enters into contracts that may include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations;

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

however, determining whether products or services are considered distinct performance obligations that should be accounted for separately versus together may sometimes require significant judgment.

Judgment is required to determine SSP for each performance obligation. The Business uses a range of amounts to estimate SSP when products and services are sold separately and determine whether there is a discount to be allocated based on the relative SSP of the various products and services. In instances where SSP is not directly observable, the Business estimates SSP considering multiple factors including but not limited to, internal cost, pricing practices, sales channel, competitive positioning, and overall market and business environments. As offerings and markets change, the Business may be required to reassess its estimated SSP and, as a result, the timing and classification of revenue could be affected.

Nature of Goods and Services

The Business generates revenue primarily from products and, to a lesser extent, subscription and services; each of which is a distinct performance obligation. Descriptions are as follows:

Product

Product revenue includes hardware and perpetual software licenses.

Hardware is recognized when the control of the product transfers to the customer, which is generally when the product is shipped. The Business recognizes shipping fees reimbursed by customers as revenue and the cost for shipping as an expense in cost of sales when control over products has transferred to the customer.

Software, including perpetual licenses, is recognized upon delivery and commencement of license term. In general, contracts do not provide for customer specific acceptances.

Subscription and Services

Subscription and Services revenue includes Software as a Service (“SaaS”) and hosting services, as well as hardware and software maintenance and support, and professional services.

SaaS may be sold with devices used to collect, generate, and transmit data. SaaS is distinct from the related devices. In addition, the Business may host the software that the customer has separately licensed. Hosting services are distinct from the underlying software. Subscription terms generally range from month-to-month to one to three years. Subscription revenue is recognized monthly over the subscription term, commencing from activation.

Hardware maintenance and support, commonly called extended warranty, entitles the customer to receive replacement parts and repair services. Extended warranty is separately priced and is recognized on a straight-line basis over the extended service period, which begins after the standard warranty period, ranging from one to two years, depending on the product line.

Software maintenance and support entitles the customer to receive software product upgrades and enhancements on a when-and-if-available basis and technical support. Software maintenance is recognized on a straight-line basis commencing upon product delivery over the post-contract support term, which ranges from one to three years, with one year being most common.

Professional services include installation, training, configuration, project management, system integrations, customization, data migration / conversion, and other implementation services. The majority of professional services are not complex, can be provided by other vendors, and are readily available and billed on a time-and-material basis. Revenue for distinct professional services is recognized over time, based on work performed.

Related Party

Related Party revenue includes revenues from the sale of products and software to an unconsolidated joint venture of Trimble. See Note 8 Related Party Transactions for further discussion.

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

Accounts Receivable, Net

Accounts receivable, net, includes billed and unbilled amounts due from customers. Unbilled receivables include revenue recognized that exceeds the amount billed to the customer, provided the billing is not contingent upon future performance, and the Business has the unconditional right to future payment with only the passage of time required. Both billed and unbilled amounts due are stated at their net estimated realizable value.

The Business maintains an allowance for credit losses to provide for the estimated amount of receivables that will not be collected. Each reporting period, the Business evaluates the collectability of trade accounts receivable based on a number of factors such as age of the accounts receivable balances, credit quality, historical experience, and current and future economic conditions that may affect a customer’s ability to pay. The Business’ allowance for credit losses and provision for credit losses were insignificant as of and for the year ended 2023.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is computed using standard cost, which approximates actual cost. Adjustments are also made to reduce the cost of inventory for estimated excess or obsolete balances. Factors influencing these adjustments include declines in demand that impact inventory purchasing forecasts, technological changes, product lifecycle and development plans, component cost trends, product pricing, physical deterioration, and quality issues. If the estimate used to reserve for excess and obsolete inventory differs from what is expected, the Business may be required to recognize additional reserves, which would negatively impact gross margin.

Property and Equipment, Net

Property and equipment are depreciated using the straight-line method over the shorter of the estimated useful lives or the lease terms when applicable. Useful lives generally range from four to six years for machinery and equipment, five to ten years for furniture and fixtures, two to five years for computer equipment and software, thirty-nine years for buildings, and the life of the lease for leasehold improvements.

Goodwill

The Business evaluates goodwill on an annual basis on the first day of the Parent’s fourth quarter (for 2023, October 1), or more frequently if indicators of potential impairment exist. To determine whether goodwill is impaired, the Business first assesses qualitative factors. Qualitative factors include, but are not limited to, macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, or other relevant company-specific events. If it is determined more likely than not that the fair value of the goodwill reporting unit is less than its carrying amount, the Business performs a quantitative analysis. Alternatively, the Business may bypass the qualitative assessment and perform a quantitative impairment test.

When performing a quantitative approach, the Business compares the reporting unit’s carrying amount, including goodwill, to the reporting unit’s fair value. The estimation of a reporting unit’s fair value involves using estimates and assumptions, including expected future operating performance using risk-adjusted discount rates. If the reporting unit’s carrying amount exceeds its fair value, an impairment loss is recognized.

Intangible Assets

Intangible assets acquired in a business combination are recorded at fair value. The Business’ intangible assets are amortized over the period of estimated benefit using the straight-line method over their estimated useful lives, which range from three to ten years and have a weighted-average useful life of approximately six years. The Business writes off fully amortized intangible assets when those assets are no longer used.

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

The Business reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable based on their future cash flows. The estimated future cash flows are primarily based upon assumptions about expected future operating performance.

Warranty

Warranty costs are accrued as part of cost of sales based on associated material product costs, technical support labor costs, and costs incurred by third parties performing work on the Business’ behalf. Expected future cost is primarily estimated based upon historical trends in the volume of product returns within the warranty period and the cost to repair or replace the equipment. When products sold include warranty provisions, they are covered by a warranty for periods ranging from one to two years.

Foreign Currency Translation

The Business’ primary functional currencies consist of the Euro, U.S. Dollar, and Brazilian Real. Assets and liabilities recorded in foreign currency are translated to U.S. dollars at the exchange rate on the balance sheet date. Revenue and expense are translated at average monthly exchange rates during the year. Translation adjustments resulting from this process are recorded in Other comprehensive income and deferred as a separate component of Equity in Accumulated other comprehensive income.

Fair Value Measurements

The Business determines fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, and are as follows:

Level I - Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities.

Level II - Inputs (other than quoted prices included in Level I) are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level III - Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The Business’ financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, related party notes payable, accrued compensation and benefits, operating lease liabilities, and pension and deferred compensation accruals. The carrying value of the Business’ cash and cash equivalents, accounts receivable, accounts payable, and accrued compensation and benefits approximate fair value due to the short-term maturity of those items. The carrying value of the related party notes payable approximates fair value as the interest rate approximates current market rates for agreements with similar maturities and credit quality.

Stock-Based Compensation

Stock-based compensation expense is based on the measurement date fair value of the awards, net of expected forfeitures. Expense is generally recognized on a straight-line basis over the requisite service period of the stock awards. The estimate of the forfeiture rate is based on historical experience.

Research and Development Costs

Research and development costs are expensed as incurred. Development costs for software to be sold subsequent to reaching technical feasibility were not significant and were expensed as incurred. The

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

Business offsets research and development expense with any unconditional third-party funding earned and retains the rights to any technology developed under such arrangements.

Income Taxes

The income tax provision in the Combined Income Statement has been calculated as if the Business was operating on a stand-alone basis and filed separate tax returns in the jurisdiction in which it operates, under Trimble’s global tax model and policy. The Business’ operations have historically been included in Trimble’s U.S. federal and state tax returns and non-U.S. jurisdictions tax returns. Trimble’s global tax model has been developed based on its entire portfolio of businesses, and in 2018, Trimble adopted the policy to recognize deferred taxes on global intangible low taxed income. Therefore, the Business’ tax expense and effective tax rate may not be indicative of the Business’ future performance and do not necessarily reflect what the tax expense and effective tax rate would have been had the Business operated as an independent business during the years presented.

Concentrations of Risk

Cash and cash equivalents are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and are maintained with financial institutions of reputable credit and therefore bear minimal credit risk.

The Business is also exposed to credit risk in trade receivables, which are derived from sales to end-user customers in the agriculture industry as well as various resellers. The Business performs ongoing credit evaluations of customers’ financial conditions and limits the amount of credit extended, when deemed necessary, but generally does not require collateral. Accounts receivable from the Business’ most significant customer were $50.0 million at the end of 2023.

The Business is also exposed to risk due to a concentration in customers; the Business’ most significant customer accounted for 42.7% of revenues in 2023. In addition, the Business relies on a limited number of suppliers for a number of critical components.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2023, the Financial Accounting Standards Board issued ASU 2023-09 (“ASU”), Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU updates the annual income tax disclosures by requiring (i) specific categories and greater disaggregation of information in the rate reconciliation, (ii) income taxes paid disaggregated by taxing authority and jurisdiction, and (iii) disclosures of pretax income (or loss) and income tax expense (or benefit). Additionally, certain existing disclosure requirements are removed. This ASU is effective for annual periods beginning after December 15, 2024. Early adoption and retrospective application are permitted. The Business is currently evaluating the impact of adopting this ASU on the Business’ financial reporting disclosures.

Recent Adopted Accounting Pronouncements

There are no recently adopted accounting pronouncements.

4.Intangible Assets and Goodwill

Intangible Assets

The following table presents a summary of the Business’ intangible assets:

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

		As of December 29, 2023
	Weighted-Average Useful Lives (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
(In millions)
Developed product technology	5	$69.6	$(54.9)	$14.7
Customer relationships	8	23.2	(19.7)	3.5
Trade names and other intellectual properties	5	4.4	(3.8)	0.6
		$97.2	$(78.4)	$18.8
For the year 2023, $2.8 million of fully amortized intangible assets were written off.

The estimated future amortization expense of intangible assets at the end of 2023 was as follows:

(In millions)
2024	$5.6
2025	4.2
2026	3.1
2027	3.1
2028	2.8
Thereafter	-
Total	$18.8
Goodwill

(In millions)
Balance as of year-end 2022	$161.9
Foreign currency translation and other adjustments	4.5
Balance as of year-end 2023	$166.4

5.Certain Balance Sheet Components

The components of inventory, net were as follows:

At the End of Year	As of December 29, 2023
(In millions)
Inventories:
Raw materials	$38.0
Work-in-process	8.9
Finished goods	46.3
Total inventories	$93.2

Finished goods includes $2.1 million at the end of 2023 for costs of sales that have been deferred in connection with deferred revenue arrangements.

The components of property and equipment, net were as follows:

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

At the End of Year	As of December 29, 2023
(In millions)
Property and equipment, net:
Land, building, furniture, and leasehold improvements	$19.6
Machinery and equipment	15.6
Software and licenses	5.0
40.2
Less: accumulated depreciation	20.4
Total property and equipment, net	$19.8

6.Commitments and Contingencies

At the end of 2023, the Business had unconditional purchase obligations of approximately $18.0 million. These unconditional purchase obligations primarily represent open non-cancellable purchase orders for material purchases with vendors.

Litigation

From time to time, the Business is involved in litigation arising in the ordinary course of business. There are no material legal proceedings, other than ordinary routine litigation incidental to the business, to which the Business or any of its subsidiaries are a party or of which any of its subsidiaries’ property is subject.

7.Deferred Revenue and Remaining Performance Obligations

Deferred Revenue

Changes in the Business’ deferred revenue during 2023 and 2022 were as follows:

	For the Year Ended
	December 29, 2023	December 30, 2022
(In millions)
Beginning balance of the period	$24.4	$19.6
Revenue recognized from prior year-end	(20.3)	(14.1)
Billings net of revenue recognized from current year	18.4	18.9
Ending balance of the period	$22.5	$24.4

Remaining Performance Obligations

At the end of 2023, approximately $41.7 million of revenue is expected to be recognized from remaining performance obligations for which goods or services have not been delivered, primarily hardware, software, software maintenance, and subscription, and to a lesser extent, professional services contracts. The Business expects to recognize $33.6 million or 80.6% of remaining performance obligations as revenue during the next 12 months and the remainder thereafter.

8.Related Party Transactions

The Business has not historically operated as a stand-alone business and therefore has various relationships with Trimble, whereby Trimble provides services to the Business.

Corporate Overhead Allocations

The Business utilizes centralized functions of Trimble to support its operations, and in return, Trimble allocates certain of its expenses to the Business.

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

The following table summarizes corporate allocations from Trimble included in the Combined Financial Statements:

For the Year Ended December 29, 2023
(In millions)
Cost of sales	$1.5
Research and development	1.0
Sales and marketing	3.3
General and administrative	18.3
Total	$24.1

Debt and Equity Contributions

The Business is not the borrower or primary obligor for any third-party borrowing arrangements. Additionally, Trimble’s third-party debt and the related interest expense have not been attributed to the Business for the period presented as the Business is not the legal obligor, a named guarantor, or joint and severally liable for such borrowings, and Trimble borrowings were not directly attributable to the Business.

There are two related party loans between the Business and Trimble that are presented in the Combined Financial Statements as these loans are supported by written agreements. The balance of the first loan due to the Parent from the Business was $75.9 million at the end of 2023, with $66.7 million presented in Related party notes payable, and $9.2 million presented in Related party notes payable, non-current. The interest rate on this loan was fixed at 3.5% at the end of 2023. The balance of the second loan due to the Parent from the Business was $2.0 million and presented in Related party notes payable, non-current at the end of 2023. Interest expense related to these loans was $2.8 million during 2023, which was recorded within Related party interest expense, net in the Combined Statement of Income.

At the end of 2023, the debt maturities of the related party loans based on outstanding principal were as follows:

(In millions)
2024	$66.7
2025	-
2026	1.8
2027	7.7
2028	1.7
Thereafter	-
Total	$77.9

Related Party Revenues

Throughout 2023, the Business sold agriculture displays, GNSS receivers, and feature unlocks for OneAg steering and guidance solutions to Nikon Trimble Joint Venture, an unconsolidated joint venture of Trimble. Total related party revenues related to these transactions were $9.3 million. The Company had $1.4 million of accounts receivable from these sales outstanding at the end of the year, which was recorded within Accounts receivable, net.

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

9.Income Taxes

Income before taxes and the provision (benefit) for taxes consisted of the following:

For the Year Ended December 29, 2023
(In millions)
Income before taxes:
United States	$15.3
Foreign	102.5
Total	$117.8

Provision (benefit) for taxes:
U.S. Federal:
Current	$11.2
Deferred	(20.4)
(9.2)
U.S. State:
Current	5.4
Deferred	(2.7)
2.7
Foreign:
Current	20.0
Deferred	7.5
27.5
Income tax provision	$21.0
Effective tax rate	17.8%

The difference between the tax provision (benefit) at the statutory federal income tax rate and the tax provision (benefit) as a percentage of income before taxes (“effective tax rate”) was as follows:

For the Year Ended December 29, 2023
Statutory federal income tax rate	21.0%
Increase (reduction) in tax rate resulting from:
Foreign income taxed at different rates	5.7%
U.S. State income taxes	1.4%
Stock-based compensation	0.8%
Other U.S. taxes on foreign operations	(6.2%)
Foreign-derived intangible income	(3.3%)
U.S. Federal research and development credits	(1.1%)
Other	(0.5%)
Effective tax rate	17.8%

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities were as follows:

At the End of Year	As of December 29, 2023
(In millions)
Deferred tax liabilities:
Global intangible low-taxed income	$29.5
Purchased intangibles	3.7
Total deferred tax liabilities	33.2

Deferred tax assets:
Depreciation and amortization (1)	105.1
Capitalized research and development	3.5
Expenses not currently deductible	4.8
Intercompany prepayments	12.9
Other	10.4
Total deferred tax assets	136.7
Valuation allowance	(11.7)
Total deferred tax assets	125.0
Total net deferred tax assets	$91.8

Reported as:
Non-current deferred income tax assets	$110.2
Non-current deferred income tax liabilities	(18.4)
Net deferred tax assets	$91.8

(1) relating to a non-U.S. intercompany transfer of intellectual property in 2019

On a separate return basis, the Company has California research and development credit carryforwards of approximately $3.8 million, which have an indefinite carryforward period. The Company believes that it is more likely than not that it will not realize a significant portion of the California research and development credit carryforwards and, accordingly, a valuation allowance has been established for such amount.

A reconciliation of gross unrecognized tax benefits was as follows:

As of December 29, 2023
(In millions)
Beginning balance	$7.6
Increase related to current year tax positions	1.8
Lapse of statute of limitations	(0.8)
Ending balance	$8.6

Total unrecognized tax benefits that, if recognized, would affect the Company’s effective tax rate were $4.2 million at the end of 2023.

On a separate return basis, the Company is subject to U.S. federal, state, and foreign income taxes. The Company is currently in various stages of multiple year examinations from state and foreign (multiple

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

jurisdictions) taxing authorities. While the Company generally believes it is more likely than not that its tax positions will be sustained, it is reasonably possible that future obligations related to these matters could arise. The Company believes that the reserves are adequate to cover any potential assessments that may result from the examinations and negotiations.

Although timing of the resolution and/or closure of audits is not certain, the Company does not believe that the gross unrecognized tax benefits would materially change in the next twelve months.

10.Employee Stock Benefit Plans

Stock-Based Compensation Expense

Certain Business employees participate in equity awards under the Parent’s stock-based compensation plans, which include restricted stock units and stock options. All awards granted under the plans are granted by the Parent and are based on the Parent’s common shares and, as such, are reflected in the Parent’s Consolidated Statement of Stockholders’ Equity and not in the Business’ Combined Statement of Equity.

The Parent also has an Employee Stock Purchase Plan for common stock issuance to eligible employees. The fair value at the grant date is based on the Black-Scholes valuation model. The plan permits eligible employees to purchase common stock through payroll deductions at 85% of the lower of the fair market value of the common stock at the beginning or at the end of each offering period, which is six months.

The Combined Income Statement includes stock-based compensation expense directly attributable to the Business of $9.3 million based on the awards and terms previously granted to the Business’ employees. The following table summarizes the directly attributable components of stock-based compensation expense recognized in the Business’ Combined Statement of Income for the period:

For the Year Ended December 29, 2023
(In millions)
Restricted stock units	$8.5
Stock options	0.1
ESPP	0.7
Total stock-based compensation expense	$9.3

Stock-based compensation expense was recorded in the following line items:

For the Year Ended December 29, 2023
(In millions)
Cost of sales	$0.2
Research and development	3.6
Sales and marketing	2.4
General and administrative	3.1
Total stock-based compensation expense	$9.3

In addition to the amounts above, stock-based compensation expense includes an allocation from the Parent’s corporate and shared functional employee expenses of $6.6 million in the year ended December 29, 2023.

Restricted Stock Units

The Parent grants restricted stock units (“RSUs”) containing only service conditions and RSUs containing a combination of service, performance, and market conditions (“PSUs”). RSUs containing

OneAg Business of Trimble Inc.
Notes to Combined Financial Statements

only service conditions typically vest ratably over a three-year service period. PSUs are granted to executive officers and other senior employees and vest after a two- to three-year service period.

The fair value at the grant date is determined by (a) the closing price of the Parent’s common stock for awards containing only service or both service and performance conditions, or (b) the Monte Carlo valuation model for awards containing both service and market conditions. For PSUs, the number of shares received at vesting will range from 0% to 220% of the target grant amount based on either market conditions or performance conditions.

	2023 Restricted Stock Units Outstanding
	Number of Units	Weighted Average Grant Date Fair Value per Share
(In millions, except for per share data)
Outstanding at the beginning of year	0.2	$67.1
Granted	0.2	50.0
Shares vested, net	(0.1)	61.6
Canceled and forfeited	-	62.0
Outstanding at the end of year	0.3	$56.8

The fair value of all RSUs vested during 2023 was $7.1 million.

11.Subsequent Events

The Business has evaluated events and transactions for potential recognition or disclosure through March 10, 2024, the date these Combined Financial Statements were available to be issued and determined that there have been no events that have occurred that would require adjustments to the disclosures.